As filed with the Securities and Exchange Commission on May 6, 2009

Registration No. 333-152849

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A6

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Smooth Wave Ventures, Inc.

(Name of small business issuer in its charter)

Iowa	3942	26-3036101
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

American Smooth Wave Ventures

8650 Grand Avenue

Yucca Valley, CA 92264

(760) 363-6189

(Address and telephone number of principal executive offices and principal place of business)

Harold Gewerter

5440 W. Sahara 3rd Floor

Las Vegas, NV 89146

(702)382-1714

(Name, address and telephone number for agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registration is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.

Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller Reporting Company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee [1]

Common stock	5,000,000	$0.01	$50,000.00	$10.97
Issued Common Stock[2]	2,000,000	$0.01	$20,000.00	$ 4.87

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

________________________

(1) Estimated solely for purposed of calculating the registration fee under Rule 457(a).

(2)  Existing selling shareholder as been determined to be an underwriter.   All shares must be sold at $0.01 per share for the duration of the offering.

PROSPECTUS

American Smooth Wave Ventures, Inc.

5,000,000 Shares of Common Stock at $0.01 per Share

This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock market.

Our existing shareholders are offering for sale, 2,000,000 shares of common stock. In addition, we are offering a total of 5,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers with a minimum offering of 2,000,000 shares. The offering price is $0.01 per share for both newly issued shares and those being sold by current shareholders for the duration of the offering. The selling shareholder has been determined to be an underwriter.  This offering will terminate 180 days from the effective date of this prospectus, or an additional 90 days if extended, although we may close the offering on any date prior if the offering is fully subscribed. In the event that 2,000,000 shares are not sold within 180 days from the effective date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 2,000,000 shares are not sold within 180 days from the effective date of this prospectus, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If 2,000,000 shares are sold within 180 days from the effective date of this prospectus, or within the additional 90 days, if extended, all money received by us will be retrieved by us and there will be no refund. The funds will be maintained in a separate bank account until we receive $20,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. In the event you are entitled to a refund, future actions by creditors in the subscription period could preclude or delay us in refunding your money because we do not have any escrow, trust or similar account.

Irwin J. Kirz, our sole officer and director, will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. Mr. Kirz will not receive any compensation for his role in selling shares in the offering.

Investing in our common stock involves risks. See "Risk Factors" starting at page 2.

Offering Price Per Share	Offering Expenses(1)	Proceeds to American Smooth Wave Ventures.
$ 0.01	$ 0.001	$ 0.009

Minimum Offering:	$20,000.00	$2,000.00	$18,000.00

Maximum Offering:	$50,000.00	$5,000.00	$45,000.00

(1)

These offering expenses do not include any underwriting discounts or commissions. There are no underwriting discounts or commissions to be paid in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 17, 2009.

PROSPECTUS SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully.

American Smooth Wave Ventures.

We are a development stage company. We intend to be an online candy and sweets catering service.  Numerous food and bakery items will be presented for delivery.

We are a company without revenues or operations, we have minimal assets, and have incurred losses since inception.

The Company has no plans or intentions to be acquired or to merge with an operating company nor does the Company or any of its shareholders have plans to enter into a change of control or similar transaction or to change the management of the Company.

Orion Investment is a shareholder in CFO Consultants, Inc., Matches, Inc.., Western Lucrative Enterprises, Inc. which have no filed timely reports with the SEC and have to this point generated no revenues.  Mr. Kirz has not been involved in the formation or principal ownership of any other public companies or companies seeking to go public.   Please see more detailed information on Page 16.

Our principal executive office is located at 8650 Grand Ave., Yucca Valley, CA 92264 and our telephone number is (760) 363--6189. We were formed under the laws of the State of Iowa on July 11, 2008.

The terms "American Smooth Wave" "we," "us" and "our" as used in this prospectus refer to American Smooth Wave Ventures.

The Offering

The following is a brief summary of the offering:

Securities being offered:

2,000,000 shares of common stock being held by a current shareholder (who is determined to be an underwriter) and a minimum of 2,000,000 and maximum of 5,000,000 shares of newly issued common shares par value $0.001 per share.

Offering price per share:	$0.01 per share for all shares for the duration of the offering.

Offering period:	The shares are being offered for a period of 180 days, or an additional 90 days if extended by us, although we may close the offering on any date prior if the offering is fully subscribed.

Net proceeds to us:	Minimum
$18,000 (net proceeds of $20,000 less offering expenses of $2,000).
Maximum
$45,000 (net proceeds of $50,000 less offering expenses of $5,000).

Person making the determination whether the offering conditions are satisfied:	Irwin J. Kirz, our sole officer and director.

Use of proceeds:	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Number of shares outstanding before the offering:	2,200,000.

Number of shares outstanding after the offering if all of the shares are sold:	7,200,000.

Selected Financial Data

The following information summarizes the more complete historical financial information at the end of this prospectus.

Period from
July 11, , 2008
(date of inception)
to July 15, 2008
(Audited)
Balance Sheet
Total Assets	$3,790
Total Liabilities	$0
Stockholders Equity	$3,790

Period from
July 11, 2008
(date of inception)
to July 15, 2008
(Audited)
Income Statement
Revenue	$0
Total Expenses	$2,635
Net Income (Loss)	$2,635

Period from
July 11, 2008
(date of inception)
to Dec. 31, 2008
(Unaudited)
Balance Sheet
Total Assets	$3,790
Total Liabilities	$0
Stockholders Equity	$3,790

Period from
July 11, 2008
(date of inception)
to Dec. 31, 2008
(Unaudited)
Income Statement
Revenue	$0
Total Expenses	$2,635
Net Income (Loss)	$2,635

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

Risks Relating to American Smooth Wave Ventures.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on July 11, 2008 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception through July 1, 2008 is $5,050.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•

completion of this offering;

•

our ability to develop and continually update a functional, user-friendly website;

•

our ability to procure and maintain on commercially reasonable terms relationships with third parties to develop and maintain our website, network infrastructure, and transaction processing systems;

•

our ability to identify and pursue mediums through which we will be able to market our products;

•

our ability to attract customers to our website;

•

our ability to generate revenues through sales on our website; and

•

our ability to manage growth by managing administrative overhead.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

We may be unable to protect the intellectual property rights that we have.

Irwin J. Kirz, our sole officer and director, developed the concepts behind the business plan. Mr. Kirz assigned any intellectual property rights that he may have had in that line to us. While Mr. Kirz did not believe that website plan infringed on the intellectual property rights of third parties, Mr. Kirz did not take any steps such as copyright or trademark protection to protect his intellectual property rights, nor did he conduct any investigation to see if the website plan infringed on the intellectual property rights of third parties. We have not conducted any investigation to see if the website plan infringes on the intellectual property rights of others. We have also not taken any further steps to protect our intellectual property rights in the website designer do we intend to do so until after we receive the proceeds from the offering and start our operations.

Mr. Kirz is under no contractual obligation to American Smooth Wave to continue to develop new web products nor is he under any contractual obligation to assign his intellectual property rights in any new lines to American Smooth Wave. We do not intend to use any person other than Mr. Kirz as a source of concepts for new lines to offer on our website.

We intend to rely on a combination of copyright, trademark and trade secret protection and non-disclosure agreements with employees and third-party service providers to establish and protect the intellectual property rights that we have in the products we manufacture and distribute. There can be no assurance that our competitors will not independently develop products that are substantially equivalent or superior to ours. There also can be no assurance that the measures we adopt to protect our intellectual property rights will be adequate to do so. The ability of our competitors to develop products or other intellectual property rights equivalent or superior to ours or that our inability to enforce our intellectual property rights could have a material adverse affect our results of operation.

Though we do not believe that any of the products will infringe on the intellectual property rights of third parties in any material respect, there can be no assurance that third parties will not claim infringement by us with respect to the products. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, results of operations and financial condition.

Changing consumer preferences will require periodic product introduction.

As a result of changing consumer preferences, many websites are successfully marketed for a limited period of time. There can be no assurance that any of our candy and sweets, food and bakery products continue to be popular for a period of time. Our success will be dependent upon our ability to develop new and improved  product lines. Our failure to introduce new sites and product lines and to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

We face intense competition and our inability to successfully compete with our competitors will have a material adverse effect on our results of operation.

The candy, sweets, food and bakery industry is highly competitive.  Many of our competitors have longer operating histories, greater brand recognition, broader product lines and greater financial resources and advertising budgets than we do. Many of our competitors offer similar products or alternatives to our products. We intend to rely solely on concepts and other intellectual property developed by Irwin J. Kirz, our sole officer and director. There can be no assurance that we will procure an on-line retail market that will be available to support the sites we will offer or allow us to seek expansion. There can be no assurance that we will be able to compete effectively in this marketplace.

Intellectual property claims against us can be costly and could impair our business. Other parties may assert infringement or unfair competition claims against us. We cannot predict whether third parties will assert claims of infringement against us, or whether any future assertions or prosecutions will harm our business. If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of product infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, it could impair our business.

If we do not attract customers to our website on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract retail customers to our website on cost-effective terms. Our strategy to attract customers to our website, which has not been formalized or implemented, includes viral marketing, the practice of generating "buzz" among Internet users in our products through the developing and maintaining weblogs or "blogs", online journals that are updated frequently and available to the public, postings on online communities such as Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth; search engine optimization, marketing our website via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with website providers to increase our access to Internet consumers. We expect to rely on viral marketing as the primary source of traffic to our website, with search engine optimization and affiliate marketing as secondary sources. Our marketing strategy may not be enough to attract sufficient traffic to our website. If we are unsuccessful at attracting a sufficient amount of traffic to our website, our ability to get customers and our financial condition will be harmed.

To date we do not have any customers. We cannot guarantee that we will ever have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

We will be dependent on third parties to develop and maintain our website, network infrastructure, and transaction processing systems; design (based on concepts developed by our sole officer and director); and fulfill a number of customer service and other retail functions. If such parties are unwilling or unable to continue providing these services, our business could be severely harmed.

We will rely on third parties to develop and maintain our website, network infrastructure, and transaction processing systems; design (based on concepts developed by Irwin J. Kirz, our sole officer and director) To date we have not entered into any formal relationship with any third parties to provide these services. Our success will depend on our ability to build and maintain relationships with such third party service providers on commercially reasonable terms. If we are unable to build and maintain such relationships on commercially reasonable terms, we will have to suspend or cease operations. Even if we are able to build and maintain such relationships, if these parties are unable to deliver products on a timely basis, our customers could become dissatisfied and decline to make future purchases. If our customers become dissatisfied with the services provided by these third parties, our reputation and the Smooth Wave brand could suffer.

We will depend on third-party delivery services to deliver our products to our customers on a timely and consistent basis.

Our operating results will depend on our website, network infrastructure, and transaction processing systems. Capacity restraints or systems failures would harm our business, results of operations and financial condition.

We have not developed our website, network infrastructure, or transaction processing systems, and we intend to use the proceeds from this offering to do so as described in the "Use of Proceeds" section of this prospectus. We will have to suspend or cease operations if we are unable to develop our website, network infrastructure, and transaction processing systems.

If we are able to develop our website, network infrastructure, and transaction processing systems, any systems interruptions that result in the unavailability of our website or reduced performance of our transaction systems would reduce our transaction volume and the attractiveness of our services and would seriously harm our business, operating results, and financial condition. Our transaction processing systems and network infrastructure may be unable to accommodate increases in traffic to our website. We may be unable to project accurately the rate or timing of traffic increases or successfully upgrade our systems and infrastructure to accommodate future traffic levels on our website. In addition, we may be unable to upgrade or expand our transaction processing systems in an affective and timely manner or to integrate any newly developed or purchased functionality with our then existing systems. Any inability to do so may cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality and speed of order fulfillment or delays in reporting accurate financial information.

We are solely dependent upon the funds to be raised in this offering to initiate our operations, the proceeds of which may be insufficient to achieve revenues. If we need additional funds and can't raise them we will have to terminate our operations.

We have not started our business operations. We need the proceeds from this offering to start our operations. If $20,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year. If we need additional funds and can't raise the money, we will have to cease operations.

If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit the marketing of our website. The website is how we will generate revenue. Because we will be limiting our marketing activities, we may not be able to attract enough suppliers and customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from developing websites and attracting customers and result in a lack of revenues that may cause us to suspend or cease operations.

Our sole officer and director, Irwin J. Kirz, will only be devoting limited time to our operations. Mr. Kirz will be devoting approximately 10 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Because our sole officer and director does not have prior experience in online marketing, we may have to hire individuals or suspend or cease operations.

Because our sole officer and director does not have prior experience in online marketing, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we may have to hire individuals which could result in an expense we are unable to pay.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission.

We are completely dependent on our sole officer and director to guide our initial operations, initiate our plan of operations, and provide financial support. If we lose his services we will have to cease operations.

Our success will depend entirely on the ability and resources of Mr. Kirz, our sole officer and director. If we lose the services or financial support of Mr. Kirz, we will cease operations. Presently, Mr. Kirz is committed to providing his time and financial resources to us. However, Mr. Kirz does engage in other activities and only devotes and will devote a limited amount of time to our operations.

Risks Relating to the Internet Industry

Our success is tied to the continued use of the Internet and the adequacy of the Internet infrastructure.

Our future revenues and profits, if any, substantially depend upon the continued widespread use of the Internet as an effective medium of business and communication.

Factors which could reduce the widespread use of the Internet include:

•

actual or perceived lack of security of information or privacy protection;

•

possible disruptions, computer viruses or other damage to the Internet servers or to users' computers; and

•

excessive governmental regulation.

Customers may be unwilling to use the Internet to purchase candy, sweets, bakery and food items.

Our future depends heavily upon the general public's willingness to use the Internet as a means to purchase candy, sweets, bakery and food services. The demand for and acceptance of our services sold over the Internet are highly uncertain, and most e-commerce businesses have a short track record. If consumers are unwilling to use the Internet to conduct business, our business may not develop profitably.

Our relationships with our customers may be adversely affected if the security measures that we use to protect their personal information, such as credit card numbers, are ineffective.

Any breach in our website security could expose us to a risk of loss or litigation and possible liability. We anticipate that we will rely on encryption and authentication technology licensed from third parties to provide secure transmission of confidential information. As a result of advances in computer capabilities,  new  discoveries in the field of  cryptography  or other developments, a compromise or breach of our security precautions may occur. A compromise in our proposed security could severely harm our business. A party who is able to circumvent our proposed security measures could misappropriate proprietary information, including customer credit card information, or cause interruptions in the operation of our website. We may be required to spend significant funds and other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. However, protection may not be available at a reasonable price, or at all. Concerns regarding the security of e-commerce and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions.

Because we will rely primarily on on-line credit card payment for our services, we will risk fraudulent credit card transactions; a failure to adequately control such transactions would harm our net sales and results of operations because we do not intend to carry insurance against this risk. We intend to utilize technology to help us detect the fraudulent use of credit card information. Nonetheless, we may suffer losses as a result of orders placed with fraudulent credit card data, even though the associated financial institution approved payment of the orders. Under current credit card practices, we will be liable for fraudulent credit card transactions because we do not intend to obtain a cardholder's signature. Because we have no operating history, we cannot predict our future levels of bad-debt expense.

If one or more states successfully assert that we should collect sales or other taxes on the sale of the merchandise that we offer for sale on our website, our business could be harmed.

We do not intend to collect sales or other similar taxes for physical shipments of goods into states other than Texas. One or more local, state or foreign jurisdictions may seek to impose sales tax collection obligations on us and other out-of-state companies that engage in online commerce. Our business could be adversely affected if one or more states or any foreign country successfully asserts that we should collect sales or other taxes on the sale of our merchandise.

Existing or future government regulation could harm our business.

We are subject to the same federal, state and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards conducting business on the Internet. However, due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the state and federal levels. These laws and regulations could cover issues such as user privacy, freedom of expression,  pricing, fraud, quality of products and services, taxation, advertising,  intellectual  property  rights  and  information  security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy could also harm our business. Current and future laws and regulations could harm our business, results of operation and financial condition.

Laws or regulations relating to privacy and data protection may adversely affect the growth of our Internet business or our marketing efforts.

We are subject to increasing regulation at the federal, state, and international levels relating to privacy and the use of personal user information. These data protection regulations and enforcement efforts may restrict our ability to collect demographic and personal information from users, which could be costly or harm our marketing efforts.

Risks Relating to this Offering

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription, which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further,  many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Some Of Our Current Shareholders Will Become Eligible To Sell Their Stock, Which May Adversely Affect The Market Price Of Your Stock and The Company’s Ability to Sell out This Offering.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. The table below sets fort the use of proceeds from this offering:

Minimum
Gross Proceeds	$20,000
Offering Expenses	$2,000
Net Proceeds	$18,000

The net proceeds will be used as follows:

Website development	$5,000
Internet	$1,500
Marketing and advertising	$1,500
Legal and accounting	$5,000
Inventory	$5,000

Maximum
Gross Proceeds	$50,000
Offering Expenses	$5,000
Net Proceeds	$45,000

The net proceeds will be uses as follows:

Website Development	$7,500
Internet	$1,250
Marketing and advertising	$10,250
Legal and accounting	$6,000
Inventory	$20,000

All proceeds from the sale of the 2,000,000 shares from existing shareholders will be paid directly to those shareholders.

Total offering expenses of $5,000 to be paid from the proceeds of the offering are for Securities and Exchange Commission registration fees ($50), printing expenses ($250), audit and administrative fees and expenses ($4,500), and transfer agent fees ($200) connected with this offering. No other expenses of the offering will be paid from proceeds.

Upon completion of the offering, we intend to immediately initiate the development of our website. We intend to hire an outside web designer to assist us in designing and building our website and retaining a third party service provider to build and maintain our network infrastructure and transaction processing system. We believe that it will take two to three months to create a workable website, network infrastructure, and transaction processing system.

Marketing and advertising will be focused on attracting retail customers of food and bakery items to our website. Our strategy to attract customers to our website, which has not been formalized or implemented, includes viral marketing, through developing and maintaining blogs, postings on online communities such as Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth; search engine optimization, which would involve marketing our website via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with other website providers to increase our exposure to Internet users. We intend to rely on viral marketing as the primary source of traffic to our website, with search engine optimization and affiliate marketing as secondary sources. The minimum cost of developing the marketing and advertising campaign is estimated to be $1,500.

We estimate that our legal, auditing, and accounting fees to be $5,000 during the next 12 months.

The proceeds from the offering will allow us to operate for 12 months. Irwin J. Kirz our sole officer and director, determined that the funds would last 12 months, including but not limited to filing reports with the Securities and Exchange Commission as well as business activities contemplated by our business plan.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•

our lack of operating history;

•

the proceeds to be raised by the offering;

•

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and

•

our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of July, 15, 2008, the net tangible book value of our shares of common stock was $3,790 or approximately $0.001755 per share based upon 2,200,000 shares outstanding.

Upon completion of this offering, the net tangible book value of the 7,200,000 shares to be outstanding, will be $53,790 or approximately $0.00747 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.005715 per share without any additional investment on their part. You will incur an immediate dilution of $0.00253 per share.

After completion of this offering, purchasers of shares in offering will collectively own approximately 69% of the total number of shares then outstanding shares for which the purchasers will have made cash investments in the aggregate of $50,000, or $0.01 per share. Our existing shareholders will own approximately 31% of the total number of shares then outstanding, for which they will have made contributions of $6,425 in services, or approximately $0.003 per share.

The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

Existing shareholders if all of the shares are sold:

Net tangible book value per share before offering	$0.00175
Net tangible book value per share after offering	$0.00747
Increase to present shareholders in net tangible book value per share after offering	$0.005715
Number of shares outstanding before the offering	2,220,000
Percentage of ownership after offering assuming maximum number of shares are sold.	31%

Purchasers of shares in this offering if all of the shares are sold:

Price per share	$0.01
Dilution per share	$0.0025
Capital contributions	$50,000
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	69%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 5,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers with a minimum of 2,000,000 shares. In addition 2,000,000 shares are being sold by current shareholders. The offering price is $0.01 per share for all sales for the duration of the offering.   The selling shareholder as been determined to be an underwriter.. Funds from this offering will be placed in a separate bank account.  The funds will be maintained in the separate bank until we receive $20,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. If we have not sold 2,000,000 shares and raised $20,000 within 180 days of the effective date of our registration statement, plus 90 additional days if we choose to extend the offering, all funds will be promptly returned to you without a deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. During the 180-day period and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise $20,000 within the 180-day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days, 270 days if extended. Collected funds are deemed funds that have been paid by the drawee bank. Irwin J. Kirz, our sole officer and director, will make the determination regarding whether the offering conditions are satisfied. There are no finders involved in our distribution.

Our sole officer and director will not purchase shares in this offering.

We will sell the shares in this offering through Irwin J. Kirz, our sole officer and director. He will not receive any commission from the sale of any shares.  He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3.

The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Mr. Kirz is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last 12 months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

We intend to distribute the prospectus to friends, relatives, and business associates of Mr. Kirz. Mr. Kirz will not purchase any shares in this offering and there will be no offers or sales to affiliates of Mr. Kirz. Further, the shares will not be offered through any media or through investment meetings. Mr. Kirz will personally contact a potential  investor.  The only means of communication will be verbal, by telephone or personal contact. The only document to be delivered in connection with the offering will be this prospectus. No communications or prospectus will be delivered prior to the effective date of our registration statement.

We intend to sell our shares in the states of Nevada and California.   Prior to selling our shares in the foregoing jurisdictions, we will file applications for the sale thereof with the respective securities administrations of those jurisdictions. We have not filed any applications for registration with any states and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

A separate bank account will be opened. The subscription price will be deposited into the account. Payment will be made by check or bank wire. All fees related to the account will be paid by Mr. Kirz.

Selling Security Holders

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. The selling shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

•

A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•

Ordinary brokerage transactions and transactions in which the broker solicits purchasers

•

Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

Mr. Kirz has done small business projects for Mr. Dempsey Mork, one of the shareholders of Orion Investment. No selling shareholder is affiliated with a broker/dealer.

LIST OF SELLING SHAREHOLDERS

As of May 1, 2009

Name	Shares to be sold	Percentage ownership

Orion Investment, Inc.	2,000,000	90%

Number of Shareholders:	1

The owners of Orion are sophisticated investors making Orion a sophisticated investor.  Some of the owners of Orion have a pre existing personal and business relationship with Irwin J. Kirz, the President of American Smooth.   Orion received the same type of material information as would have been contained in a formal registration statement from Mr. Kirz.

Orion also is a selling shareholder in Matches, Inc., CFO Consultants, Inc. and Western Lucrative Enterprises, Inc. Matches, Inc. and CFO Consultants, Inc. have recently completed offerings under S-1 registrations and have filed their June 08 and Sept. 08 Q’s and have begun recently implementing their stated business plans.   Western Lucrative Enterprises, Inc has recently filed an S-1 registration but such registration has not bee declared effective as of Nov. 1, 2008.    Orion currently owns 35.8% of CFO, 87.5% of Western Lucrative, Inc. and 47.7% of Matches which is also the maximum amount that they have owned in these entities.   Matches, Inc.’s registration was effective April 29, 2008 and CFO’s registration was effective on April 14, 2008.  CFO has made a post effective amendment showing and Matches has represented that their offerings weree complete based on having sold in excess of the minimum for those offerings.  We have been informed by the management of these two entities that sums have been expended towards website development which is the first step listed in their S-1 filings for implementation of their business plans.

Some of the  shareholders of Orion Investment, Inc. are also officers and directors of Animal Cloning Sciences, Inc. whose current business plan is to locate a suitable candidate for merger or acquisition.  Dempsey Mork owns 9.5%, Riccardo Mortara owns 17% and Robert Filiatreaux owns 5.5% of Animal Cloning.

Orion is not involved in any other public companies or companies seeking to go public other than those noted.   Other than those noted, Orion is not currently nor was it previously involved in the formation or principal ownership of any other public companies or companies seeking to go public. Riccardo Mortara has been involved in the above plus NewGen Technologies, Inc., Russian Athenia, Inc., Pacific Land Coffee Corp., Faceprint Global Solutions, Inc. and Woodstock Tree Farms.  Robert Filiatreaux has been involved in the above plus Northstar Ventures, Inc. and Asian Financial, Inc.  Dempsey Mork has been involved in the above plus China Holdings, Inc., Asian Financial, Inc., ARC International Corp., Animal Cloning Sciences, Inc. Knickerbocker Capital Corp., Woodstock Tree Farms, Apex Capital Group, Inc. and Corio, Inc. and Northstar Ventures, Inc..  Mr. Baker has also been involved in China Holdings, Inc., ARC International Corp., Asian Financial, Inc., Knickerbocker Capital Corp., Woodstock Tree Farms and Apex Capital Group, Inc.

The following table lists the status of the above listed entities to the extent known to American Smooth:

	Limited Bus Plan No or Min. Revenues	Untimely Reports	Delinquent Reporting Oblig.	Reg. Revoked	Shell Company Classified

NewGen Technologies, Inc.	x	x	x	x	x
Russian Athenia, Inc	x	x	x	x	x
Pacific Land Coffee Corp		x	x	x	x
Faceprint Global Solutions, Inc			x
Woodstock Tree Farms			x
Northstar Ventures, Inc	x	x	x	x	x
Asian Financial, Inc	x		x		x
China Holdings, Inc	x	x			x
ARC International Corp		x	x	x	x
Animal Cloning Sciences, Inc	x		x	x	x
Knickerbocker Capital Corp	x	x	x		x
Apex Capital Group, Inc		x	x		x

Mr. Kirz has done small business projects for Mr. Dempsey Mork, one of the shareholders of Orion Investment., His compensation for such projects has been minimal and the relationship was that of an independent contractor.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires  broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further,  many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.

execute and deliver a subscription agreement; and

2.

deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to American Smooth Wave Ventures. and sent to American Smooth Wave Ventures. 8650 Grand Ave., Yucca Valley, CA 92264.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account until we have received $20,000. Upon receipt of $20,000, we will withdraw and use the funds. If we do not receive the $20,000 within 180 days of the effective date of this offering, 90 additional days if extended, or a total of 270 days, all subscriptions received by it will be promptly returned to each investor without interest or deduction therefrom.

BUSINESS

Our Background

American Smooth Wave Ventures. Inc. was incorporated pursuant to the laws of the State of Iowa on July 11, 2008.

Our Business

We are a development stage company. The Company is an online candy, sweet, food and bakery service.  Appropriate food and Bakery items will be purchased online for shipping.

Initially we intend to focus on sales of small niche specialty candy produced by small local shops from which we will do bulk wholesale purchases.    We feel that this will distinguish us from several current online sellers who sell mostly commercially widely available candies.   We will act as a reseller of these products and not as a producer initially.   As the business grows we intend to begin producing some of our own product in house such as small rock or hard candies.

We will also develop special candy boxes for certain holidays for instance heart shaped items for Valentine, green products for St. Patrick’s day etc. Repeat customers will receive a 5% discount and online gift certificates will be available.

We expect to sell our candies in units (for instance a box of 20) such that their price point is between $10 and $20 per unit. We feel that this is a large enough quantity to justify the $5 to $10 which will be required for shipping in most instances. Shipping will in most instances be via carrier such as UPS ground as this provides rapid delivery at a reasonable price.

We will also seek to ensure that information and photos posted on profiles are accurate.  We intend to develop procedures to make the information given to a prospective purchaser as accurate as possible to lead to the highest percentage of successful Smooth Wave purchases.   We intend to focus only on items which can be shipped without dimunition in quality by focusing mainly on hard candies which tend to have a significant shelf life and would sustain little damage caused by jostling in shipping .

Our Competition

See the Risk Factors section of this prospectus for a discussion on the competition we currently face or may face in the future.

Proprietary Rights

See the Risk Factors section of this prospectus for a discussion on the intellectual property issues we face in our business.

Our Research and Development

We are not currently conducting any research and development activities. For all lines of products we will offer, we intend to rely on concepts and other intellectual property developed by Irwin J. Kirz our sole officer and director. Mr. Kirz is under no contractual obligation to the Company to continue to develop new lines of websites nor is he under any contractual obligation to assign his rights in any new lines of websites to the Company. We do not intend to use any other person other than Mr. Kirz as a source for new lines of websites or products. We intend to rely on third party service providers to continue the development of concepts developed by Mr. Kirz and assigned to American Smooth Wave Ventures.

Government Regulation

See the Risk Factors section of this prospectus for a discussion relevant government regulation and the legal uncertainties related to our business activities.

Employees

As of Aug.  1, 2008, we have no employees other than our sole officer and director. We anticipate that we will not hire any employees in the next twelve months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our sole officer and director, Irwin J. Kirz.

Facilities

Our executive, administrative and operating offices are located at 8650 Grand Ave., Yucca Valley, Ca 92264. This is also the office of our sole officer and director, Irwin J. Kirz. Mr. Kirz makes this space available to the company free of charge. There is no written agreement documenting this arrangement.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations. The Company’s fiscal year end is June 30.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our website, network infrastructure, shipping and transaction processing systems; complete our initial development; secure third parties to conduct a number of traditional retail operations,  We believe the technical aspects of our website, network infrastructure, shipping and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. The money we raise in this offering will last 12 months.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

Assuming we raise $20,000 in this offering, we believe we can satisfy our cash requirements during the next 12 months.

Upon completion of our public offering, our specific goal is to profitably develop our website. We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we will immediately hire an outside web designer to begin development of our website and begin negotiations with service providers to develop our network infrastructure and transaction processing systems. The negotiation of service providers and the development and maintenance of the website, network infrastructure and transaction processing systems will be ongoing during the life of our operations. Developing a workable version of our website will take approximately three months, and developing workable versions of our network infrastructure, shipping and transaction processing systems will take approximately six months. A detailed breakdown of the costs of developing our website, network infrastructure and transaction processing systems is set forth in the Use of Proceeds section of this prospectus.

3.

Approximately 90 days after we complete our public offering, we intend to promote our website primarily through viral marketing, such as blogs, postings on online communities such as Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth. We also intend to use search engine optimization, the marketing of our website via search engines by purchasing sponsored placement in search result, and to enter into affiliate marketing relationships with website providers to increase our access to Internet consumers. We believe that it will cost a minimum of $15,500 for our marketing campaign. Marketing is an on-going matter that will continue during the life of our operations. A detailed breakdown of marketing costs for 12 months is set forth in the Use of Proceeds section of this prospectus.

Until our website is fully operational, our network infrastructure and transaction processing systems are in place, we will not be able to sell our products. If we are unable to negotiate suitable terms with service providers to develop our products and to conduct a number of traditional retail operations and to attract customers to our website, we may have to suspend or cease operations.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

To become profitable and competitive, we have to develop our website, network infrastructure, and transaction processing systems; We are seeking equity financing to provide for the capital required to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on July 11, 2008 to Dec. 31, 2008.

Since inception, we sold 200,000 shares of common stock to our sole officer and director for $200 in services, and 2,000,000 shares of common stock to our an investor for $4,850 in cash.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. If we raise $20,000 in this offering, we will implement the plan of operation described above. We cannot guarantee that once we begin operations we will stay in business. If we are unable to successfully attract customers to our website, we may quickly use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Our sole officer and director is willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. There are no documents setting forth this agreement. We will not be using any of the proceeds of the offering to repay money advanced to us by Mr. Kirz.

Pursuant thereto, if no funds are raised in our offering then Mr. Kirz has agreed not to seek repayment of expenses he has paid on our behalf and we will not be liable to Mr. Kirz or any other party for payment of expenses undertaken by Mr. Kirz on our behalf. If we do not raise $20,000 in this offering, we will not be able to satisfy our cash requirements and will immediately go out of business.

If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 2,200,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

As of Dec. 31, 2008, our total assets were $3,790and our total liabilities were $ 0. As of Dec. 31, 2008, we had cash of $0. Irwin J. Kirz, our sole officer and director, is willing to loan us the money needed to fund operations until this offering has been completed. Operations include but are not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. Our current liabilities to Mr. Kirz do not have to be paid at this time, and will not be repaid from the proceeds of this offering. Our related party liabilities consist of money advanced by our sole officer and director.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of Aug 1, 2008 regarding the number of shares of common stock of Smooth Wave beneficially owned, before and after giving effect to the sale of the shares of common stock offered, by our directors and named executive officers, our directors and named executive officers as a group, and persons owning 5% or more of Smooth Wave' stock.

Name and Address of Beneficial Owner(1)(2)	Number of Shares Before the Offering/ Percent of Class	Number of Shares After the Offering/ Percent of Class

Orion(3)	2,000,000	90%
	2,000,000	55%
Irwin J. Kirz
8650 Grand Avenue	200,000	10%
Yucca Valley, CA 92264	200,000	5%

(1) All directors, named executive officers, and persons owning 5% our more of Smooth Wave’ stock have sole voting and investment power with respect to the shares listed.

(2) No director, named executive officer, or persons owning 5% our more of Smooth Wave' stock has any rights to acquire any shares from options, warrants, rights, conversion privileges or similar obligations.

(3)  The majority of the shares of Orion Investment, Inc. are held by Riccardo Mortara.  The remaining shares are held by Robert Filiatreaux, Dempsey Mork and Randall Baker.

There are no arrangements currently in place which may result in a change of control of Smooth Wave.

MANAGEMENT

Officers and Directors

The name, address, age, and positions of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Irwin J. Kirz	23	President, Chief Executive Officer,
8650 Grand Ave.		Chief Financial Officer,
Yucca Valley, CA 92264		Secretary and sole Director

Our sole director will serve until is successor is elected and qualified, or until the earlier of his death, resignation or removal from office. Our sole officer was elected by the board of directors for a one year term, and will serve until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal from office. The board of directors has no nominating, auditing, or compensation committees.

Background of Our Sole Officer and Director

Irwin J. Kirz--President, Chief Executive Officer, Chief Financial Officer Secretary, and sole director.

Mr. Kirz has thirty years of advanced creative art directing for such notable advertising agencies as J. Walter Thompson, Cunningham & Walsh and eighteen years with Grey International as their Senior Creative Director and Vice President.  Mr. Kirz has won many awards for his national TV and Print campaigns.  His past client list is quite impressive and includes names like Proctor and Gamble, Miles Lab, Scott Paper Company, Folgers Coffee, Jergens, BMW, Clairol Hair Products, Pan Am Airlines, Woolite and Red Lobster to mention a few.  He retired in 1998 and since has been dealing in Real Estate and freelance Graphic design projects.

Mr. Kirz devotes approximately 10 hours per week to our operations and will devote additional time as required. Mr. Kirz is not an officer or director of any other reporting company.

Audit Committee Financial Expert

We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Kirz devotes approximately 10 hours per week to Smooth Wave. The only conflict that exists is Mr. Kirz's devotion of time to other projects. Mr. Kirz's current work interests, noted above, are not competitors of the Company since the purpose of these other businesses is not to offer dating services to retail customers.

EXECUTIVE COMPENSATION

Since inception, we have paid no cash or non-cash executive compensation (including stock options or awards, perquisites, or deferred compensation plans), whatsoever, to the officers or directors except as listed in the chart below.

Since incorporation on July 11, 2008, we have not paid any salary to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as we maintain a positive cash flow.

The following tables set forth certain summary information concerning all plan and non-plan compensation awarded to, earned by, or paid to the named executive officers and directors by any person for all services rendered in all capacities to the Company during fiscal year 2008:

Name of Executive Officer and/or Director	Position	Year	Salary	Bonus and Other Compensation	Securities Underlying Stock Options
Irwin J. Kirz	President	2008	0	0	None
	Secretary
	Treasurer

Employment Agreements

We have not entered into an employment agreement with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Certificate of Formation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Iowa.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Iowa law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

There are currently 200,000 shares of common stock outstanding which are restricted securities that may be sold under Rule 144 of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act. We have not agreed to register these shares. Under Rule 144, the shares may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three-month period and the sales must be sold in a brokers' transaction or in a transaction directly with a market maker.

The number of holders of record of shares of our common stock is two. On July 11, 2008, Irwin J. Kirz, our sole officer and director, received 200,000 shares of common stock, and Orion received 2,000,000 shares of common stock, all of which are restricted securities.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our board of directors.

DESCRIPTION OF SECURITIES

Common Stock

American Smooth Wave Ventures. is authorized to issue 75,000,000 shares of common stock, par value $0.001 per share. Holders of common stock are entitled to one vote per share and to receive dividends or other distributions when and if declared by the Board of Directors. As of Aug. 1, 2008, there were 2,200,000 shares of common stock outstanding held by two shareholders of record.

Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest in Smooth Wave. This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of Smooth Wave.

Upon any liquidation, dissolution or winding-up of Smooth Wave, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

The holders of common stock are entitled to share equally in dividends, if and when declared by our Board of Directors, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.

No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock offered, present stockholders will own approximately 31% of our outstanding shares.

Dividend Policy

To date, we have not paid any dividends. The payment of dividends, if any, on our common stock in the future is within the sole discretion of our Board of Directors and will depend upon our earnings, capital requirements, financial condition, and other relevant factors. Our sole director, Mr. Kirz, does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

Transfer Agent

We will use Action Stock Transfer, 7069 S. Highland Dr., Suite 300 Salt Lake City, UT 84121 as our transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert," as that term is defined in Item 509 of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to filing this Registration Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 11, 2008, we issued 200,000 shares of restricted common stock to Irwin J. Kirz, our sole officer and director, in consideration of services valued at $200. On July 11, 2008 we issued 2,000,000 of restricted common stock to Orion for $4,850 in cash. This represents the complete interests of our current shareholders prior to any further issuance of stock under this registration statement.

Our executive, administrative and operating offices are located at Mr. Kirz's office. Mr. Kirz provides space for the company's operations free of charge. There is not written agreement evidencing this arrangement.

LEGAL PROCEEDINGS

We are not party to any pending litigation and none is contemplated or threatened.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Iowa laws or otherwise, we have been advised that in the opinion of the  Securities and Exchange  Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

Our financial statements for the period from inception to July 15, 2008, included in this prospectus, have been audited by The Blackwing Group, LLC telephone (816) 813-0098, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Harold Gewerter, Esq., has acted as our legal counsel in providing an opinion for this filing.

AMERICAN SMOOTH WAVE VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF

JULY 11, 2008 (DATE OF INCEPTION)

TO JULY 15, 2008

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Smooth Wave Ventures, Inc. (A Development Stage Company)

8650 Grand Avenue

Yucca Valley, CA 92264

We have audited the accompanying balance sheet of American Smooth Wave Ventures, Inc. (A Development Stage Company) as of July 15, 2008, and the related statements of income and changes in member’s equity, and cash flows for the period then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of American Smooth Wave Ventures, Inc. (A Development Stage Company) as of July 15, 2008, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to the non public offering. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ The Blackwing Group, LLC

The Blackwing Group, LLC

Issuing Office: Independence, MO

August 1, 2008

AMERICAN SMOOTH WAVE VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JULY 15, 2008

ASSETS

Current Assets	$
Cash and Cash Equivalents		-
Prepaid Expenses		-
Total Current Assets		-

Total Assets		$-

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity (Note B)
Common stock, 0.001 par value;
75,000,000 shares authorized;
2,250,000 shares issued and outstanding		$2,200
Additional Paid in Capital		2,850
Retained Earnings (Accumulated Deficit)		(5,050)
Total Stockholders' Equity		-

Total Liabilities and Stockholders' Equity		$-

(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED JULY 15, 2008

Income
Revenues	$-
Total Income	-

Total Cost of Sales	-

Gross Profit (Loss)	-

General and Administrative Expenses
Licenses and Permits	350
Organization Costs	200
Professional Fees
Consulting	2,500
Legal	1,000
Accounting	1,000
Total General and Administrative Expenses	5,050

Net Income (Loss)	$(5,050)

Per Share Information:

Net Income (Loss) per share - 2,200,000 shares issued	$(0.002)

Basic weighted average number
common stock shares outstanding	2,200,000

Diluted weighted average number
common stock shares outstanding	2,200,000

AMERICAN SMOOTH WAVE VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED JULY 15, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (Loss)	$(5,050)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	-
(Increase) decrease in:
Accounts Receivable	-
Prepaid Expenses	-
Increase (decrease) in:
Accounts Payable	-
Net Cash Provided (Used) By Operating Activities	(5,050)

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-
Net Cash (Used) By Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Sale of Common Stock	5,050
Net Cash (Used) By Financing Activities	5,050

NET INCREASE (DECREASE) IN CASH	-

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$-

AMERICAN SMOOTH WAVE VENTURES, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON JULY 11, 2008
(Expressed in US Dollars)

Capital Stock Issued	Number of	Par	Additional Paid	Deficit	Total Stockholders'
	Common Shares	Value	In Capital	Accumulated	Equity (Deficit)

- July 11, 2008	200,000	0.001	-	-	200

- July 11, 2008	2,000,000	0.001	2,850	-	4,850

Net Loss for the period				(5,050)	(5,050)
from July 11, 2008
to July 15, 2008
Balance as of July 15, 2008	2,200,000	0.001	2,850	(5,050)	-

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 11, 2008

TO JULY 15, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of American Smooth Wave Ventures, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

American Smooth Wave Ventures, Inc. was incorporated in the state of Iowa on July 11, 2008 under the same name. The Company is a development stage company and has as a principal business objective of becoming on online candy and sweets catering service. Appropriate food and Bakery items will be purchased online for shipping.

We intend to develop procedures to make the information given to a prospective purchaser as accurate as possible to lead to the highest percentage of successful American Smooth Wave purchases. We intend to focus only on items that can be shipped without diminution in quality of the pruduct.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Stockholders’ Equity: Common stock

The authorized common stock of the Company consists of 75,000,000 shares with par value of $0.001.  On July 11, 2008, the Company authorized the issuance of 200,000 shares of its $.001 par value common stock at $0.001 per share in consideration of $200 in services rendered. Also on July 11, 2008, the Company authorized the issuance of 2,000,000 shares of its $.001 par value common stock at .002425 per share in consideration of $4,850 in cash from Orion Investments. As of July 15, 2008 the shares were issued and outstanding.

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 11, 2008

TO JULY 15, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding during 2008 and since inception.  As of July 15, 2008 and since inception, the Company had 2,200,000 common shares outstanding.  As of July 15, 2008 and since inception, the Company had no dilutive potential common shares.

Basic Loss Per Share

The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements. There are no common stock equivalents outstanding.

	Loss	Shares	Per Share
	(Numerator)	(Denominator)	Amount
From Inception on July 11, 2008 to Period Ended July 15, 2008	$(5,050)	2,200,000	$(0.0025)

Provision for Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components from Inception on July 11, 2008 to July 15, 2008:

2008
Deferred tax assets NOL Carryover	$5,050
Valuations Allowance	0
Net Deferred Tax Asset	$0

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 11, 2008

TO JULY 15, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Provision for Income Taxes (continued)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 34% to pretax income from continuing operations for the periods ended July 15, 2008due to the following:

2008
Book Loss	$5,050
Common Stock Issued For Services	0
Valuation Allowance	0
$0

At July 15, 2008, the Company had an operating loss carry forward of $5,050 that can be used as an offset against future taxable income. No tax benefit has been reported in the July 15, 2008 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carry forwards may be limited as to use in the future.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on American Smooth Wave Ventures, Inc.’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. American Smooth Wave Ventures, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Fair Value of Financial Instruments

As at July 15, 2008, the fair value of cash and accounts and advances payable, including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 11, 2008

TO JULY 15, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS 160, “Noncontrolling interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. Management is currently evaluating the effects of this statement, but it is not expected to have any impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is continuing to evaluate SFAS 159 and to assess the impact on its results of operations and financial condition if an election is made to adopt the standard.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

Pursuant to FASB Statement No. 141, Business Combinations (SFAS 141, and its predecessor, APB Opinion No. 16 (APB 16)), goodwill may be recognized in connection with the acquisition of oil and gas exploration and production properties that constitute a business. Rule 4-10(c)(6)(i) of Regulation S-X, applicable to the full cost accounting method, specifies that "sales of oil and gas properties, whether or not being amortized currently, shall be accounted for as adjustments of capitalized costs, with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a cost center." It goes on to indicate that "a significant alteration would not ordinarily be expected to occur for sales involving less than 25% of the reserve quantities of a given cost center."

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 11, 2008

TO JULY 15, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

Long-lived Assets-Technology

The Company’s technology is recorded at its cost. The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Concentration of Risk

Cash – The Company at times may maintain a cash balance in excess of insured limits. At July 15, 2008, the Company has no cash in excess of insured limits.

Revenue Recognition

The Company recognizes revenues when payments are billed to the customer and according to the terms of the contract.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 11, 2008

TO JULY 15, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

Accounts receivable are carried at the expected net realizable value. The allowance for doubtful accounts is based on management's assessment of the collectibility of specific customer accounts and the aging of the accounts receivables.  If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

NOTE B – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Marketing will be focused on attracting retail customers of candy, sweets, foods and bakery items to our website which will be designed to allow the potential customers to order the desired items on the website for delivery to the specified location. When and if these activities provide sufficient revenues it would allow it to continue as a going concern. In the interim the Company is working toward raising operating capital through the private placement of its common stock or debt instruments.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

UNAUDITED FINANCIAL STATEMENTS  DEC. 31, 2008

AMERICAN SMOOTH WAVE VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
DEC. 31, 2008

ASSETS

Current Assets	$
Cash and Cash Equivalents		-
Prepaid Expenses		-
Total Current Assets		-

Total Assets		$-

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity (Note B)
Common stock, 0.001 par value;
75,000,000 shares authorized;
2,250,000 shares issued and outstanding		$2,200
Additional Paid in Capital		2,850
Retained Earnings (Accumulated Deficit)		(5,050)
Total Stockholders' Equity		-

Total Liabilities and Stockholders' Equity		$-

(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED DEC. 31, 2008

Income
Revenues	$-
Total Income	-

Total Cost of Sales	-

Gross Profit (Loss)	-

General and Administrative Expenses
Licenses and Permits	350
Organization Costs	200
Professional Fees
Consulting	2,500
Legal	1,000
Accounting	1,000
Total General and Administrative Expenses	5,050

Net Income (Loss)	$(5,050)

Per Share Information:

Net Income (Loss) per share - 2,200,000 shares issued	$(0.002)

Basic weighted average number
common stock shares outstanding	2,200,000

Diluted weighted average number
common stock shares outstanding	2,200,000

AMERICAN SMOOTH WAVE VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED DEC. 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (Loss)	$(5,050)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	-
(Increase) decrease in:
Accounts Receivable	-
Prepaid Expenses	-
Increase (decrease) in:
Accounts Payable	-
Net Cash Provided (Used) By Operating Activities	(5,050)

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-
Net Cash (Used) By Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Sale of Common Stock	5,050
Net Cash (Used) By Financing Activities	5,050

NET INCREASE (DECREASE) IN CASH	-

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$-

AMERICAN SMOOTH WAVE VENTURES, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON JULY 11, 2008
(Expressed in US Dollars)

Capital Stock Issued	Number of	Par	Additional Paid	Deficit	Total Stockholders'
	Common Shares	Value	In Capital	Accumulated	Equity (Deficit)

- July 11, 2008	200,000	0.001	-	-	200

- July 11, 2008	2,000,000	0.001	2,850	-	4,850

Net Loss for the period
from July 11, 2008				(5,050)	(5,050)
to Dec. 31, 2008
Balance as of Dec. 31, 2008	2,200,000	0.001	2,850	(5,050)	-

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 11, 2008

TO DEC. 31, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of American Smooth Wave Ventures, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “ Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

American Smooth Wave Ventures, Inc. was incorporated in the state of Iowa on July 11, 2008 under the same name. The Company is a development stage company and has as a principal business objective of becoming on online candy and sweets catering service. Appropriate food and Bakery items will be purchased online for shipping.

We intend to develop procedures to make the information given to a prospective purchaser as accurate as possible to lead to the highest percentage of successful American Smooth Wave purchases. We intend to focus only on items that can be shipped without diminution in quality of the product.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Stockholders’ Equity: Common stock

The authorized common stock of the Company consists of 75,000,000 shares with par value of $0.001.  On July 11, 2008, the Company authorized the issuance of 200,000 shares of its $.001 par value common stock at $0.001 per share in consideration of $200 in services rendered. Also on July 11, 2008, the Company authorized the issuance of 2,000,000 shares of its $.001 par value common stock at .002425 per share in consideration of $4,850 in cash from Orion Investments. As of Dec. 31, 2008 the shares were issued and outstanding.

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 11, 2008

TO DEC. 31, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, “ Earnings Per Share. ”  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding during 2008 and since inception.  As of Dec. 31, 2008 and since inception, the Company had 2,200,000 common shares outstanding.  As of Dec. 31, 2008 and since inception, the Company had no dilutive potential common shares.

Basic Loss Per Share

The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements. There are no common stock equivalents outstanding.

	Loss	Shares	Per Share
	(Numerator)	(Denominator)	Amount
From Inception on July 11, 2008 to Period Ended Dec. 31, 2008	$(5,050)	2,200,000	$(0.0025)

Provision for Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components from Inception on July 11, 2008 to Dec. 31, 2008:

2008
Deferred tax assets NOL Carryover	$5,050
Valuations Allowance	0
Net Deferred Tax Asset	$0

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 11, 2008

TO DEC. 31, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Provision for Income Taxes (continued)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 34% to pretax income from continuing operations for the periods ended Dec. 31, 2008 due to the following:

2008
Book Loss	$5,050
Common Stock Issued For Services	0
Valuation Allowance	0
$0

At Dec. 31, 2008, the Company had an operating loss carry forward of $5,050 that can be used as an offset against future taxable income. No tax benefit has been reported in the Dec. 31, 2008 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carry forwards may be limited as to use in the future.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on American Smooth Wave Ventures, Inc.’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. American Smooth Wave Ventures, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Fair Value of Financial Instruments

As at Dec. 31, 2008, the fair value of cash and accounts and advances payable, including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 11, 2008

TO DEC. 31, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS 160, “Noncontrolling interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. Management is currently evaluating the effects of this statement, but it is not expected to have any impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is continuing to evaluate SFAS 159 and to assess the impact on its results of operations and financial condition if an election is made to adopt the standard.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

Pursuant to FASB Statement No. 141, Business Combinations (SFAS 141, and its predecessor, APB Opinion No. 16 (APB 16)), goodwill may be recognized in connection with the acquisition of oil and gas exploration and production properties that constitute a business. Rule 4-10(c)(6)(i) of Regulation S-X, applicable to the full cost accounting method, specifies that "sales of oil and gas properties, whether or not being amortized currently, shall be accounted for as adjustments of capitalized costs, with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a cost center." It goes on to indicate that "a significant alteration would not ordinarily be expected to occur for sales involving less than 25% of the reserve quantities of a given cost center."

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 11, 2008

TO DEC. 31, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

Long-lived Assets-Technology

The Company’s technology is recorded at its cost. The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Concentration of Risk

Cash – The Company at times may maintain a cash balance in excess of insured limits. At Dec. 31, 2008, the Company has no cash in excess of insured limits.

Revenue Recognition

The Company recognizes revenues when payments are billed to the customer and according to the terms of the contract.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 11, 2008

TO DEC. 31, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

Accounts receivable are carried at the expected net realizable value. The allowance for doubtful accounts is based on management's assessment of the collectibility of specific customer accounts and the aging of the accounts receivables.  If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

NOTE B – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Marketing will be focused on attracting retail customers of candy, sweets, foods and bakery items to our website which will be designed to allow the potential customers to order the desired items on the website for delivery to the specified location. When and if these activities provide sufficient revenues it would allow it to continue as a going concern. In the interim the Company is working toward raising operating capital through the private placement of its common stock or debt instruments.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Iowa laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$50
Printing Expenses	$250
Audit/Administrative Fees and Expenses	$1,500
Transfer Agent Fees	$200
TOTAL	$2,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On July 11, 2008, American Smooth Wave Ventures. sold 200,000 restricted shares of common stock to Irwin J. Kirz for services valued at $200, and 2,000,000 restricted shares of common stock to Orion for $4,850 in cash. Smooth Wave relied in Section 4(2) of the Securities Act as its exemption from registration when it issued the shares of common stock to Mr. Kirz and Orion Both Mr. Kirz and Orion agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption therefrom.

ITEM 27. EXHIBITS.

Exhibit No.

Description

3.1

Certificate of Formation of American Smooth Wave Ventures.

3.2

Bylaws of American Smooth Wave Ventures.

5.1

Opinion of Harold P. Gewerter, esq.

23.1

Consent of The Blackwing Group, LLC

23.2

Consent of Harold P. Gewerter, esq.

99.1

Form of subscription agreement for Common Stock.

II-1

UNDERTAKINGS.

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii)

Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iv)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(v)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(vi)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(vii)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-2

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Yucca Valley, State of California on

May 6, 2009

American Smooth Wave Ventures. Inc.

By: /s/ Irwin J. Kirz

Irwin J. Kirz

President, Secretary, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on May 6, 2009.

Signature

Title

/s/ Irwin J. Kirz

President, Secretary, Treasurer, and Director

Irwin J. Kirz

Principal Executive Officer, Principal Financial

Officer, and Principal Accounting Officer)

II-3